Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Roger Kuebel 401-608-8945 rkuebel@kvh.com	FTI Consulting Christine Mohrmann 212-850-5600
KVH Industries Reports First Quarter 2021 Results

MIDDLETOWN, RI, May 5, 2021 — KVH Industries, Inc., (Nasdaq: KVHI), reported financial results for the quarter ended March 31, 2021 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
First Quarter 2021 Highlights

•Total revenues increased by 16% in the first quarter of 2021 to $42.3 million from $36.6 million in the first quarter of 2020.

•Revenues for AgilePlans, our Connectivity as a Service program for the commercial maritime sector, were up more than 48% compared to the first quarter of 2020.

•AgilePlans amounted to 84% of total commercial maritime mini-VSAT Broadband shipments, and 67% of the total mini-VSAT Broadband shipments for the quarter. AgilePlans now represent 41% of our mini-VSAT Broadband subscriber base.

•Our mini-VSAT Broadband airtime revenue increased $2.2 million, to $21.4 million, or 11%, in the first quarter of 2021 compared to the first quarter of 2020, driven primarily by a 7% increase in subscribers.

•TACNAV product sales increased $4.2 million in the first quarter of 2021 compared to the first quarter of 2020, and fiber optic gyro (FOG) product and OEM product sales increased $0.9 million, or 16%, in the first quarter of 2021 compared to the first quarter of 2020.

•Net loss in the first quarter of 2021 was $4.0 million, or $0.22 per share, compared to a net loss of $6.2 million, or $0.35 per share, in the first quarter of 2020.

•Non-GAAP net loss in the first quarter of 2021 was $0.9 million, or $0.05 per share, compared to a non-GAAP net loss of $4.3 million, or $0.25 per share, in the first quarter of 2020.

•Non-GAAP adjusted EBITDA in the first quarter of 2021 was $1.1 million, compared to a negative $3.7 million in the first quarter of 2020.

Commenting on the quarter, Martin Kits van Heyningen, KVH’s chief executive officer, said, “Despite continuing pandemic-related headwinds, KVH recorded a strong first quarter, with total revenue up 16% over the first quarter of 2020, net loss improved by $2.2 million and adjusted EBITDA was up $4.8 million over the first quarter of 2020. We continued to make progress against our strategic priorities, with shipments for our AgilePlans subscription offering up almost 50%. While AgilePlans shipments do not immediately show up in revenue, they drive future top-line growth and are an important indicator of the robust health of our mobile connectivity business. Airtime revenue, a function of prior shipments, grew at double-digit rates over last year, and gross margin improved as well. We recently introduced the TracPhone V30, an ultra-compact VSAT antenna that is easy to install and will deliver high-performance, affordable Internet at sea, and we believe it will further strengthen our position in this market and drive future growth and profitability. Within the mobile connectivity segment as a whole, revenue was up compared to a year ago, and on the cost side we continue to migrate VSAT customers onto our HTS network as we progress towards an exit of our legacy network by year end.”

“In the inertial navigation segment, we successfully completed a large tactical navigation order that we had announced in the second quarter of last year, which increased TACNAV revenue in the first quarter by $4.2 million over a year ago. Even without the growth in TACNAV, inertial navigation product sales increased by more than 15%, and we made substantial progress in our transition to production of our photonic integrated chip (PIC)-based inertial systems. While uncertainty in our markets continues to complicate any forecasting, we maintain our view that if customer activity returns to a more normal level early in the third quarter we can anticipate full-year revenues to increase by mid-to-high single digits over 2020 revenues and adjusted EBITDA to grow at a faster rate than revenue for the full year.”

The company operates in two segments, mobile connectivity and inertial navigation. In the first quarter of 2021, net sales for the mobile connectivity segment increased by $1.6 million compared to the first quarter of 2020. mini-VSAT Broadband airtime revenue increased by $2.2 million. The increase was offset primarily due to a $0.9 million decrease in our content service sales. In the first quarter of 2021, net sales for our inertial navigation segment increased by $4.1 million, or 54%, compared to the first quarter of 2020. Inertial navigation sales increased primarily due to a $4.2 million increase in the volume of TACNAV product sales and a $0.9 million increase in our FOG and OEM product sales.

Financial Highlights - From Continuing Operations (in millions, except per share data)

	Three Months Ended
	March 31,
	2021	2020
GAAP Results
Revenue	$42.3	$36.6
Net loss	$(4.0)	$(6.2)
Net loss per share	$(0.22)	$(0.35)

Non-GAAP Results
Net loss	$(0.9)	$(4.3)
Net loss per share	$(0.05)	$(0.25)
Adjusted EBITDA	$1.1	$(3.7)
For more information regarding our non-GAAP financial measures, see the tables at the end of this release.
First Quarter Financial Summary
Revenue was $42.3 million for the first quarter of 2021, an increase of 16% compared to $36.6 million in the first quarter of 2020.
Product revenues for the first quarter of 2021 were $18.4 million, an increase of 41% compared to the prior year quarter, primarily due to a $5.0 million increase in inertial navigation product sales and a $0.3 million increase in mobile connectivity product sales. Inertial navigation product sales increased primarily as a result of a $4.2 million increase in the volume of TACNAV product sales and a $0.9 million increase in our FOG and OEM product sales. The increase in mobile connectivity product sales was primarily due to a $0.4 million increase in mini-VSAT Broadband product sales.
Service revenues for the first quarter of 2021 were $23.9 million, an increase of 2% compared to the prior year quarter primarily due to a $1.3 million increase in mobile connectivity service sales, partially offset by a $0.9 million decrease in inertial navigation service sales. Inertial navigation service sales decreased primarily due to lower contract engineering service revenue. Mobile connectivity service sales increased primarily due to a $2.2 million increase in our mini-VSAT Broadband service sales, which resulted in part from a 7% increase in subscribers, primarily as a result of AgilePlans. Partially offsetting this increase was a $0.9 million decrease in our content service sales.
Our operating expenses decreased $0.1 million to $19.3 million for the first quarter of 2021 compared to $19.4 million for the first quarter of 2020. This decrease resulted primarily from a $0.4 million decrease in warranty expenses and a $0.3 million decrease in travel expenses. Partially offsetting this decrease was a $0.7 million increase in professional fees, primarily relating to Board governance matters.

Other Recent Announcements

•KVH Introduces P-series IMUs with PIC Technology and New Accelerometers
•    KVH Offers High Performance Ultra-Compact Ku-band V30 VSAT Antenna
•    KVH Offers TACNAV 3D with Photonic Integrated Chip Technology
•    KVH Industries Names Roger A. Kuebel as New CFO

Please review the corresponding press releases for more details regarding these developments.
Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information, which may include constant-currency revenue, non-GAAP net income (loss), non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. Constant-currency revenue is calculated on the basis of local currency results, using foreign currency exchange rates applicable to the earlier comparative period, and management believes that presenting information on a constant-currency basis helps management and investors to isolate the impact of changes in those rates from other factors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results, comparison to competitors’ operating results, and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP net income (loss), non-GAAP diluted EPS, and non-GAAP adjusted EBITDA, include the following:

•Non-GAAP net income (loss) and diluted EPS exclude, as applicable, amortization of intangibles, stock-based compensation expense, goodwill impairment charge, intangible asset impairment charge, transaction-related and other variable irregular legal and advisory fees, variable inventory reserves, other variable costs, foreign exchange transaction gains and losses, the tax effect of the foregoing and certain discrete tax charges, including changes in our valuation allowance and other tax adjustments.

•Non-GAAP adjusted EBITDA represents net income (loss) before, as applicable, interest income, net, income taxes, depreciation, amortization, stock-based compensation expense, goodwill impairment charge, intangible asset impairment charge, transaction-related and other variable legal and advisory fees, variable inventory reserves, other variable costs and foreign exchange transaction gains and losses.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc., is a global leader in mobile connectivity and inertial navigation systems, with innovative technology designed to enable a mobile world. A market leader in maritime VSAT, KVH designs, manufactures, and provides connectivity and content services globally. KVH is also a premier manufacturer of high-performance sensors and integrated inertial systems for defense and commercial applications. Founded in 1982, the company is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and Tinley Park, IL, and more than a dozen offices around the globe.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding our financial goals for future periods, the success of our new initiatives, our investment plans, our development goals, our anticipated revenue and earnings, and the impact of our future initiatives on revenue, competitive positioning, profitability, and product orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: the adverse impact of the COVID-19 pandemic, as well as governmental, business and other responses thereto and any resulting economic slowdown, on our revenues, results of operations and financial condition, which could continue to be material (particularly for our media and other travel-related businesses); adverse changes in our business, prospects, financial condition or results of operations that may necessitate staffing or compensation reductions beyond those contemplated by the loan forgiveness provisions of the paycheck protection program (PPP), as a result of which we may not be entitled to any forgiveness; possible SBA determination that all or a portion of our PPP loan is not eligible for forgiveness; unanticipated changes or disruptions in our markets; increased competition, including as a result of industry consolidation; technological breakthroughs by competitors; changes in customer priorities or preferences; potential customer terminations; unanticipated liabilities; the potential that competitors will design around or invalidate our intellectual property rights; a history and expectation of continuing losses as we increase investments in various initiatives; continued fluctuations in quarterly results; the uncertain duration of the initial adverse impact on our overall revenues of our AgilePlans and KVH Watch, under which we recognize no revenue for product sales, either at the time of shipment or over the contract term; potential delays in the development of a market for our IoT services; the need to develop an ecosystem of applications for our new IoT services; higher costs arising from maintaining both the HTS network and our legacy network; potential challenges or delays in the transition of customers from our legacy network to our HTS network, which could result in a material loss of revenue; costs arising from the termination of our legacy network; the uncertain impact of federal budget deficits, Congressional deadlock and the change in administration; the uncertain impact of changes in trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; unanticipated obstacles in our photonic chip and other product and service development, cost engineering and manufacturing efforts; delays in anticipated orders for our products and services, including significant orders for TACNAV products, or the potential failure of such orders to occur; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; potential reduced sales to companies in or dependent upon the turbulent oil and gas industry; continued substantial fluctuations in military sales, including to foreign customers; the unpredictability of defense budget priorities as well as the order timing, purchasing schedules, and priorities for defense products, including possible order cancellations; the uncertain impact of potential budget cuts by government customers; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; the potential inability to increase or maintain our market share in the market for airtime services; the need to increase sales of the TracPhone V-HTS series products and related services to maintain and improve airtime gross margins; the need for, or delays in, qualification of products to customer or regulatory standards; potential declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracPhone V-HTS series, including with respect to new pricing models; increased price and service competition in the mobile connectivity market; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2021. Copies are available through our Investor Relations department and website, http://investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, TracPhone, TACNAV, KVH Watch, mini-VSAT Broadband, and AgilePlans. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2021	2020
Sales:
Product	$18,432	$13,094
Service	23,860	23,474
Net sales	42,292	36,568
Costs and expenses:
Costs of product sales	11,220	9,636
Costs of service sales	15,423	15,195
Research and development	4,567	4,287
Sales, marketing and support	7,546	8,700
General and administrative	7,143	6,398
Total costs and expenses	45,899	44,216
Loss from operations	(3,607)	(7,648)
Interest income	233	313
Interest expense	18	4
Other (expense) income, net	(789)	1,502
Loss before income tax (benefit) expense	(4,181)	(5,837)
Income tax (benefit) expense	(153)	377
Net loss	$(4,028)	$(6,214)

Net loss per common share:
Basic and diluted	$(0.22)	$(0.35)

Weighted average number of common shares outstanding:
Basic and diluted	17,938	17,529

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Cash, cash equivalents and marketable securities	$39,112	$37,719
Accounts receivable, net	30,033	33,687
Inventories, net	22,773	24,674
Other current assets and contract assets	5,718	4,980
Total current assets	97,636	101,060
Property and equipment, net	57,111	56,273
Goodwill	6,611	6,592
Intangible assets, net	2,011	2,254
Right of use assets	5,346	6,893
Other non-current assets and contract assets	9,505	10,446
Non-current deferred income taxes	35	73
Total assets	$178,255	$183,591
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$26,143	$27,525
Contract liabilities	4,531	4,445
Current portion of long-term debt	6,152	4,992
Current operating lease liability	2,973	3,826
Total current liabilities	39,799	40,788
Other long-term liabilities	227	674
Long-term operating lease liability	2,500	3,204
Long-term contract liabilities	4,001	4,688
Non-current deferred tax liability	384	418
Long-term debt, excluding current portion	775	1,935
Stockholders’ equity	130,569	131,884
Total liabilities and stockholders’ equity	$178,255	$183,591

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2021	2020
Net loss - GAAP	$(4,028)	$(6,214)
Amortization of intangibles	276	248
Stock-based compensation expense	932	805
Transaction-related and other variable legal and advisory fees	865	143
Foreign exchange transaction loss (gain)	357	(1,185)
Tax effect on the foregoing	(524)	(13)
Change in valuation allowance and other tax adjustments (a)	1,189	1,904
Net loss - Non-GAAP	$(933)	$(4,312)

Net loss per common share - Non-GAAP
Basic and diluted	$(0.05)	$(0.25)

Weighted average number of common shares outstanding
Basic and diluted	17,938	17,529

(a)Represents a change in the valuation allowance on current year United States net operating losses, research and development tax credits and uncertain tax position adjustments.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP EBITDA
AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three months ended March 31,
	2021	2020
GAAP net loss	$(4,028)	$(6,214)
Income tax (benefit) expense	(153)	377
Interest income, net	(215)	(309)
Depreciation and amortization	3,350	2,650
Non-GAAP EBITDA	(1,046)	(3,496)
Stock-based compensation expense	932	805
Transaction-related and other variable legal and advisory fees	865	143
Foreign exchange transaction loss (gain)	357	(1,185)
Non-GAAP adjusted EBITDA	$1,108	$(3,733)

KVH INDUSTRIES, INC. AND SUBSIDIARIES
REVENUE AND OPERATING INCOME (LOSS) BY SEGMENT
(in millions except for percentages, unaudited)

Segment Net Sales	Three months ended March 31,
	2021	2020
Mobile connectivity sales
Product	$6.9	$6.6
Service	23.6	22.3
Net sales	$30.5	$28.9

Inertial navigation sales
Product	$11.5	$6.5
Service	0.2	1.2
Net sales	$11.7	$7.7

Operating (Loss) Income	Three months ended March 31,
	2021	2020
Mobile connectivity	$(0.4)	$(2.3)
Inertial navigation	2.1	(0.8)
	1.7	(3.1)
Unallocated	(5.3)	(4.5)
Loss from operations	$(3.6)	$(7.6)

	Three months ended March 31,
	2021	2020
	(percentage of total revenue)
Mobile Connectivity Revenue Components
Product sales	16%	18%
mini-VSAT Broadband airtime	51%	53%
Content service	4%	7%
Inertial Navigation Revenue Components
FOG-based products	14%	14%
Tactical navigation products	12%	3%